                                     EXHIBIT 11
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                           QUARTER ENDED
                                                    --------------------------
                                                    NOVEMBER 29,  NOVEMBER 30,
                                                       1997          1996
                                                    ------------  ------------
PRIMARY:

     Net income. . . . . . . . . . . . . . . . . . $ 2,420,413   $ 4,829,594(1)
                                                    -----------  -----------
                                                    -----------  -----------

     Weighted average common shares outstanding. .   4,514,833     4,103,137

     Common stock equivalents: (stock options
     and warrants) . . . . . . . . . . . . . . . .     341,854       206,962
                                                    -----------  -----------
     Weighted average number of common shares
     and common share equivalents outstanding. . .   4,856,687     4,310,099
                                                    -----------  -----------
                                                    -----------  -----------

EARNINGS PER SHARE:

     Net income. . . . . . . . . . . . . . . . . . $      0.50   $      1.12(1)
                                                    -----------  -----------
                                                    -----------  -----------





                                                          QUARTER ENDED
                                                    --------------------------
                                                    NOVEMBER 29,  NOVEMBER 30,
                                                        1997          1996
                                                    ------------  ------------
FULLY DILUTED:

     Net income. . . . . . . . . . . . . . . . . . $ 2,420,413  $  4,829,594(1)
                                                    -----------  -----------
                                                    -----------  -----------

     Weighted average common shares outstanding. .   4,514,833     4,103,137

     Common stock equivalents: (stock options
     and warrants) . . . . . . . . . . . . . . . .     341,854       340,804
                                                    -----------  -----------
     Weighted average number of common shares
     and common share equivalents outstanding. . .   4,856,687     4,443,941
                                                    -----------  -----------
                                                    -----------  -----------

EARNINGS PER SHARE:

     Net income per common and common
     equivalent share. . . . . . . . . . . . . . . $      0.50  $       1.09(1)
                                                    -----------  -----------
                                                    -----------  -----------

(1)Includes a gain of $899,379 primarily related to a reversal of reorganization expense and no income tax expense.

The calculation of fully diluted earnings per share is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.

The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.




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




                                      EXHIBIT 11
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                      THREE QUARTERS ENDED
                                                   --------------------------
                                                   NOVEMBER 29,  NOVEMBER 30,
                                                      1997          1996
                                                   ------------  ------------
PRIMARY:

     Net income (loss) before extraordinary gain . $ 3,575,428  $  (4,925,480)

     Extraordinary gain. . . . . . . . . . . . . .     112,841            ---
                                                    -----------  ------------
     Net income (loss) . . . . . . . . . . . . . . $ 3,688,269  $  (4,925,480)
                                                    -----------  ------------
                                                    -----------  ------------

     Weighted average common shares outstanding. .   4,469,974      3,896,587

     Common stock equivalents: (stock options
     and warrants) . . . . . . . . . . . . . . . .     347,133            ---
                                                    -----------  ------------
     Weighted average number of common shares
     and common share equivalents outstanding. . .   4,817,107      3,896,587
                                                    -----------  ------------
                                                    -----------  ------------

EARNINGS PER SHARE:

     Net income (loss) before extraordinary gain . $      0.74  $       (1.26)

     Extraordinary gain. . . . . . . . . . . . . .        0.02            ---
                                                    -----------  ------------
     Net income (loss) . . . . . . . . . . . . . . $      0.76  $       (1.26)
                                                    -----------  ------------
                                                    -----------  ------------

The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.


Note:   The calculation of fully diluted earnings per share results in the same earnings per share shown above.



                                          16